UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

SYNERGY CHC CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-42374	99-0379440
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

700 Roosevelt Trail STE 8 #1016, N. Windham, Maine	04062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 321-2350

865 Spring Street, Westbrook, Maine 04092

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SNYR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2026, Synergy CHC Corp. (the “Company”) entered into a second amendment (the “Second Amendment”) to its term loan credit agreement, dated May 30, 2025 (as previously amended, the “Credit Agreement”, and as amended by the Second Amendment, the “Amended Credit Agreement”), with ACP Agency, LLC (“ACP”), as administrative agent and collateral agent, and the lenders party thereto. The Second Amendment amends certain provisions of the Credit Agreement, including provisions relating to the amortization schedule for the term loan, interest payment mechanics, pricing, the application of equity issuance proceeds, limitations on the Company’s ability to elect Term SOFR-based interest, certain covenants, certain financial covenant levels and/or testing periods, and certain fee and expense provisions, as well as related Events of Default provisions. All capitalized terms used but not defined herein have the meanings assigned in the Amended Credit Agreement.

The Amended Credit Agreement provides for scheduled principal payments of $175,000 on each of July 1, 2026 and October 1, 2026, followed by a scheduled principal payment of $525,000 on January 1, 2027, and scheduled principal payments of $350,000 beginning April 1, 2027 and on the first day of each quarter thereafter.

The Amended Credit Agreement adds an Applicable Margin step-up pursuant to which, if the Company fails on or before September 30, 2026 to raise at least $10,000,000 of Net Cash Proceeds from Equity Issuances made on or after the Second Amendment Effective Date (and apply such proceeds as required under the Credit Agreement), then commencing October 1, 2026 the Applicable Margin will increase by 2.00% per annum for the applicable Loans until the Company satisfies that $10,000,000 equity raise condition and applies such proceeds as required. In addition, the Second Amendment modifies interest payment mechanics by requiring that the interest payment due on March 2, 2026 be paid in kind by capitalizing such interest and adding it to the then-outstanding principal amount of the Term Loan and permitting the Company, at its election and subject to providing the required notice, to pay all or a portion of the interest payment due on April 1, 2026 in kind through similar capitalization.

The Second Amendment also adds a Minimum Consolidated Adjusted EBITDA covenant with stated dollar thresholds, including a minimum Consolidated Adjusted EBITDA requirement of $500,000 for the fiscal quarter ended June 30, 2026 and $1,000,000 for the fiscal quarter ended September 30, 2026. The Second Amendment also revises the consolidated senior net leverage ratio testing levels and related testing periods (including a specified maximum ratio of 20.00:1.00 for the fiscal quarter ended December 31, 2025 and a revised step-down schedule thereafter).

The Second Amendment further revises certain mandatory prepayment provisions relating to equity issuance proceeds. As amended, Net Cash Proceeds from Equity Issuances received on or after the Second Amendment Effective Date (other than Excluded Equity Issuances) are to be applied such that the first $6,000,000 may be retained for general corporate purposes, the next $4,000,000 must be applied to prepay the outstanding principal amount of the Term Loan, and Net Cash Proceeds received in excess of $10,000,000 are subject to additional mandatory prepayment requirements, including a requirement to prepay 50% of such excess proceeds if the Company’s Consolidated Senior Net Leverage Ratio as of the end of the most recent fiscal quarter ended on or before the date of receipt of such proceeds is equal to or greater than 2.50 to 1.00 and 0% of such excess proceeds if such ratio is less than 2.50 to 1.00. The Second Amendment also limits the Company’s ability to elect Term SOFR-based interest by providing that, effective February 1, 2026, all outstanding Term SOFR Rate Loans are automatically converted to Reference Rate Loans and the Company may not elect the Term SOFR rate option for any Loans until it has made principal reduction payments from and after the Second Amendment Effective Date in an aggregate amount of not less than $4,000,000.

The Second Amendment also revises the “Change of Control” definition to include, among other circumstances, the acquisition of beneficial ownership of more than 40% (increased from 30%) of the aggregate outstanding voting or economic power of the Company’s equity interests by any person or group (other than Jack Ross).

The Second Amendment also amends the Credit Agreement to include installment payment mechanics for certain legal expenses of ACP, amends the conditions under which the Company may make interest and principal payments on other indebtedness, and amends the prepayment provisions related to certain specified asset dispositions.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Second Amendment, on March 24, 2026 the Company issued a common stock purchase warrant (the “Lender Warrant”) to Acme Credit Partners Fund I, LP (the “Holder”), a lender under the Credit Agreement. The Lender Warrant provides the Holder the right to purchase 3,000,000 shares of the Company’s common stock at an exercise price of $0.00001 per share. The Lender Warrant has a ten-year term and becomes exercisable upon the occurrence of a “Qualified Event of Default,” defined as the occurrence of any event of default under Section 8.1(a) of the Credit Agreement; the Lender Warrant terminates upon the indefeasible payment in full of all secured obligations under the Credit Agreement and related loan documents.

The Lender Warrant contains an issuance limitation providing that, until stockholder approval is obtained, the Company may not issue shares upon exercise if, after giving effect to such issuance, the Holder and its affiliates would beneficially own more than 19.9% of the Company’s outstanding common stock (the “Beneficial Ownership Limitation”). The Company has covenanted to seek stockholder approval for issuances in excess of the Beneficial Ownership Limitation at the Company’s next annual meeting of stockholders, to be held no later than June 30, 2026, and to use reasonable best efforts to solicit such approval and to cause the Company’s board of directors to recommend approval. The Lender Warrant also provides for a cashless (net) exercise feature following a Qualified Event of Default.

The Lender Warrant and the shares issuable upon exercise thereof have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold absent registration or an applicable exemption. The Company issued the Lender Warrant in a transaction not involving a public offering pursuant to Section 4(a)(2) of the Securities Act.

The foregoing description of the Lender Warrant is qualified in its entirety by reference to the Lender Warrant, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated as of March 24, 2026, by Synergy CHC Corp. to Acme Credit Partners Fund I, LP.
10.1	Second Amendment to Term Loan Credit Agreement, dated as of March 24, 2026, by and among Synergy CHC Corp. as Borrower, each subsidiary of the Borrower listed as a Guarantor therein, the lenders from time to time party thereto as Lenders and ACP Agency, LLC, as Collateral Agent and Administrative Agent.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2026

SYNERGY CHC CORP.

	By:	/s/ Jack Ross
	Name:	Jack Ross
	Title:	Chief Executive Officer

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